EXHIBIT 99.38 NOTICE OF ELECTION OF RIGHTS

                                Corporate Offices
                           Equity Growth Systems, inc.
                      A Publicly held Delaware Corporation

July 9, 1999

American Internet Technical Centers, Inc.
A Nevada corporation ("American Internet Nevada")
440 East Sample Road, Suite 204
Pompano Beach, Florida 33064

American Internet Technical Center, Inc.
A Florida corporation ("American Internet Florida")
440 East Sample Road
Pompano Beach, Florida 33064

         Re.: Exercise of rights under Section 4.9 of Reorganization Agreement; related rescission of American Internet Nevada stock exchange with former American Internet Florida stockholders.

Gentlemen:

         Please be advised that Equity Growth Systems, inc., a publicly held Delaware corporation, hereby exercises its rights under Section 4.9 of the Reorganization Agreement with certain of the stockholders of American Internet Nevada, the former stockholders of American Internet Florida, American Internet Nevada, American Internet Florida, and, as a consequence thereof, American Internet Florida is now a direct wholly owned subsidiary of Equity Growth, American Internet Nevada no longer has any right title and interest in American Internet Florida, and only the former stockholders of American Internet Florida (J. Bruce Gleason and Michael D. Umile) have any rights to the shares of Equity Growth common stock being issued in exchange for all of the capital stock of American Internet Florida, subject to reallocation required to protect the interest of several innocent subscribers for American Internet Nevada common stock which we have agreed to honor, at the request of Messrs. J. Bruce Gleason and Michael D. Umile.




                                Very truly yours

                           Equity Growth Systems, inc.



/s/ Charles J. Scimeca /s/                   /s/ G. Richard Chamberlin /s/
-------------------------                     -----------------------------
Charles J. Scimeca                           G. Richard Chamberlin, Esquire
President                                          General Counsel

GRC/vhl




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